Exhibit 99.3

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated June 15, 2021, is by and among [          ] (“Stockholder”), Elanco Animal Health Incorporated, an Indiana corporation (“Parent”), and Knight Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”).

WHEREAS, simultaneously with the delivery and execution of this Agreement, Parent, Merger Sub and Kindred Biosciences, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or modified after the date hereof, the “Merger Agreement”), pursuant to which, among other things, Merger Sub shall merge with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company being the surviving entity, and with the Merger being governed by the General Corporation Law of the State of Delaware (the “DGCL”); and

WHEREAS, as a condition of and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Stockholder is entering into this Agreement simultaneously with the execution and delivery of the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Certain Definitions.

For the purposes of this Agreement, capitalized terms used and not otherwise defined in this Agreement and the term “business day” shall have the respective meanings ascribed to them in the Merger Agreement or in this Section 1, as the case may be.

“Additional Owned Shares” means all outstanding Company Shares that are beneficially owned by Stockholder and that are acquired after the date hereof and prior to the termination of this Agreement.

“affiliate” has the meaning set forth in the Merger Agreement; provided that the Company shall be deemed not to be an affiliate of Stockholder.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Company Shares” means the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company.

“Covered Shares” means the Owned Shares and any Additional Owned Shares.

“Owned Shares” means all outstanding Company Shares which are beneficially owned by Stockholder as of the date hereof, as set forth on Schedule 1.

“Transfer” means, with respect to any Covered Share, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Covered Share or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

2.            Voting Agreement.

(a)           Upon the terms and subject to the conditions of this Agreement, at any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, Stockholder shall, or shall instruct the holder of record of any Covered Shares to, (i) appear (in person or by proxy) at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all Covered Shares:

(1)               in favor of (i) the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger; (ii) without limitation of the preceding clause (i), the approval of any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held; and (iii) each of the Transactions;

(2)               against any Acquisition Proposal;

(3)               against any (i) merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, share exchange, reorganization, recapitalization, dissolution, liquidation or winding up of or by, or any other extraordinary corporate transaction involving, the Company or any Company Subsidiary or (ii) sale, lease, license or transfer of a material amount of assets (including, for the avoidance of doubt, any capital stock of any Company Subsidiary or Intellectual Property) of the Company;

(4)               against (i) any change in or to the Company Board of Directors that is not recommended or approved by the Company Board of Directors, or (ii) any change in or to the present capitalization or corporate structure of the Company or the Company Governing Documents (or any amendment thereto) that is not consented to by Parent under the Merger Agreement; and

(5)               against any proposal, action or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Stockholder under this Agreement or, to the knowledge of Stockholder, of the Company under the Merger Agreement or (ii) to the knowledge of Stockholder, impede, interfere with or prevent the consummation of the Merger.

Additionally, Stockholder shall not propose, commit or agree to take any action inconsistent with any of the foregoing clauses (1), (2), (3), (4) and (5).

(b)           Irrevocable Proxy.

Subject to Section 2(c) below, Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Covered Shares inconsistent with the terms hereof. Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy, with full power of substitution, for and on its behalf, for and in the name, place and stead of Stockholder, to (x) vote, express consent or dissent or issue instructions to the holder of record of any Covered Shares to vote such Covered Shares in accordance with the provisions of Section 2 at any meeting of the stockholders of the Company addressing such matters, and (y) grant or withhold, or issue instructions to the holder of record of any Covered Shares to grant or withhold, in accordance with the provisions of Section 2, all written consents with respect to the Covered Shares addressing such matters.

The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of Stockholder) and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement in accordance with Section 7. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with, and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 2(a). Parent covenants and agrees with Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 2(a).

(c)           For the avoidance of doubt, nothing in this Agreement prevents Stockholder from voting or issuing instructions, including any proxy to vote (or maintaining any such instructions or proxy), at its discretion all Covered Shares at the Company’s annual meeting of stockholders, on the matters described in the Company’s proxy statement disseminated to holders of Company Shares prior to the date hereof.

3.            No Disposition or Solicitation.

(a)            No Disposition or Adverse Act. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement or the Merger Agreement, Stockholder shall not:

(i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of Parent (other than Transfers by operation of law, in which case this Agreement shall bind the transferee),

(ii) enter into any Contract with respect to any Transfer of any or all Covered Shares or any interest therein,

(iii) except pursuant to Section 2(b) or 2(c), grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Covered Shares other than as required to effect Stockholder’s voting obligations in Section 2(a),

(iv) deposit or permit the deposit of any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares other than as required to effect Stockholder’s voting obligations in Section 2(a),

(v) create or permit to exist any Lien on any of the Covered Shares, or

(vi) take any other action that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder in any material respect or otherwise make any representation or warranty of Stockholder herein untrue or incorrect in any material respect.

Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3(a) shall be null and void. Notwithstanding the foregoing, Stockholder may Transfer Covered Shares

(A) under a trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date of this Agreement,

(B) to effect a cashless exercise for the sole purpose of paying the exercise price of Company Options or to cover Tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Company Options,

(C) to effect a sale of shares of Company Common Stock following an exercise of Company Options that would have otherwise expired prior to the Effective Time to cover Tax withholding obligations in connection with such exercise,

(D) if a natural person, (v) to any member of such Stockholder’s immediate family, (w) to a trust for the sole benefit of Stockholder or any member of Stockholder’s immediate family, (x) by will or under the laws of intestacy upon the death of such Stockholder, (y) to a charitable organization, or (z) to any other stockholder of the Company who has entered into an agreement with Parent substantially similar to this Agreement as a gift or otherwise; provided that any such transfer referred to in clauses (D)(v) through (y) (other than a Transfer to a charitable organization that is effective after the record date for the Company Stockholders’ Meeting established pursuant to Section 7.1 of the Merger Agreement and provided that (i) Stockholder retains the right as record holder on such record date to vote or direct the vote at the Company Stockholders’ Meeting in accordance with this Agreement all of the Company Shares subject to such Transfer, and (ii) the transferee charitable organization agrees in writing to not Transfer any of such Company Shares and to comply with Section 4(c)) shall be permitted only if the transferee shall execute a joinder to this Agreement, in a form reasonably acceptable to Parent and Merger Sub, and deliver such executed joinder to Parent and Merger Sub as soon as practicable after such transfer, pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement, and

(E) if a natural person who is under an obligation to transfer Covered Shares to an affiliated investment fund, to effect such transfer to an affiliated investment fund, provided that such fund shall execute a joinder to this Agreement, in a form reasonably acceptable to Parent and Merger Sub, and deliver such executed joinder to Parent and Merger Sub as soon as practicable after such transfer, pursuant to which such fund shall be bound by all of the terms and provisions of this Agreement (including with respect to such Covered Shares).

(b)           Non-Solicitation. Subject to Section 8, Stockholder shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any parties (or provision of any nonpublic information to any parties) conducted by or on behalf of such Persons heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal. Until the termination of this Agreement pursuant to, and in accordance with, Section 7, Stockholder shall not, and Stockholder shall not authorize or knowingly permit any of its Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) except to the extent the Company is permitted to do so under Section 6.2(b) of the Merger Agreement, enter into, continue or otherwise participate in discussions or any negotiations regarding, furnish to any Person any nonpublic information relating to the Company or any Company Subsidiary in connection with, or afford access to the business, personnel, properties, assets, books or records of the Company or any Company Subsidiary in connection with, an Acquisition Proposal, or (iii) resolve, propose or agree to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the foregoing restrictions by any Representative of Stockholder shall be deemed to be a breach of this Section 3(b) by Stockholder. For purposes of this Section 3(b), the term “Person” shall not include Parent or any Parent Subsidiary or other affiliate of Parent or any of their Representatives. Notwithstanding anything to the contrary contained in this Agreement, Stockholder and its Representatives may in any event inform a Person that has made or, to the knowledge of the Company, is considering making any inquiry, indication of interest, proposal or offer relating to an Acquisition Proposal of the provisions of this Section 3(b).

4.            Additional Agreements.

(a)           Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition by Stockholder of Additional Owned Shares or other Company Shares, (i) the type and number of Covered Shares shall be adjusted appropriately and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities of the Company issued to or acquired by Stockholder.

(b)           Stop Transfer. In furtherance of this Agreement, Stockholder hereby authorizes the Company (including through the Company’s transfer agent) to enter a stop transfer order with respect to all of the Covered Shares and authorizes the Company to legend the certificates or book-entry records evidencing the Covered Shares to reflect that such Covered Shares are subject to this Agreement. The parties agree that such stop transfer order and any such legend shall be removed and shall be of no further force and effect upon termination of this Agreement in accordance with Section 7.

(c)           Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby (i) irrevocably waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Stockholder may have and (ii) agrees not to commence or join in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, the Company’s directors or any of their respective successors, in each case, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (B) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with the Merger Agreement or any of the transactions contemplated thereby, (C) with respect to SEC disclosure (or other disclosure to the holders of Company Shares) in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby or (D) against Parent, Merger Sub or their respective Representatives in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby.

(d)           Communications. Unless required by applicable Law, Stockholder shall not issue or cause the publication of any press release or other public announcement with respect to the Merger or this Agreement or the Merger Agreement without the prior consent of Parent. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent or any of its Affiliates of Stockholder’s identity and holding of Covered Shares, the existence of this Agreement, the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and any other information related to the subject matter of this Agreement in any public disclosure document required by applicable Law in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) Stockholder agrees as promptly as practicable to notify Parent of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document if and to the extent that any such information shall have become false or misleading in any material respect, and to correct any material omissions therefrom.

(e)           Spousal Consent. If Stockholder is married and any of the Covered Shares may constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, Stockholder shall deliver to Parent and Merger Sub, concurrently herewith, a duly executed consent of Stockholder’s spouse, in the form attached hereto as Exhibit A.

5.            Representations and Warranties of Stockholder.

Stockholder hereby represents and warrants to Parent and Merger Sub as set forth below.

(a)           Title. Stockholder is the sole record or beneficial owner of (i) the Owned Shares and (ii) the securities of the Company convertible into or exchangeable or exercisable for Company Shares and constituting beneficial ownership of Company Shares, in each case, set forth on Schedule 1 (the “Disclosed Owned Securities”). The Disclosed Owned Securities constitute all of the Company Shares owned of record or beneficially by Stockholder on the date hereof and Stockholder is not the beneficial owner of any Company Shares other than the Disclosed Owned Securities. Stockholder has sole voting power, power of disposition and power (other than pursuant to customary “street name” custodial arrangements) to issue instructions with respect to the matters set forth in Sections 3 and 4 hereof and all other matters set forth in this Agreement and to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Covered Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement. Except as permitted by this Agreement, the Covered Shares and the certificates representing such Covered Shares, if any, are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of any and all liens, pledges, claims, options, proxies, voting trusts or agreements, security interests, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a stockholder in respect of the Owned Shares (other than as created by this Agreement or restrictions on transfer under applicable securities Laws or pursuant to customary “street name” custodial arrangements) (collectively, “Liens”).

(b)           Organization. Stockholder is [a natural person and a resident of the State of [●]] / [a legal entity duly organized and validly existing and in good standing under the Laws of its state of organization].

(c)           Authority. Stockholder has full legal capacity, right and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Stockholder or, if applicable, its board of directors, trustees, other governing body, are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(d)           Validity of Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, constitutes the legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Limitations. If Stockholder is married, and any of the Covered Shares may constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid and binding, this Agreement has been duly and validly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms, subject to the Enforceability Limitations.

(e)           No Conflict or Default. Except as required under any applicable Antitrust Laws and the Exchange Act, no action by or in respect of, or filing by or with, any or any other Person is necessary for the execution, delivery or performance of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby and the compliance by Stockholder with the provisions hereof. The execution, delivery or performance of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance with the provisions hereof will (i) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound or (ii) assuming compliance with all applicable Antitrust Laws and the Exchange Act and similar foreign Laws, violate any judgment, Law, writ, injunction or award of any Governmental Entity that is applicable to Stockholder or any of Stockholder’s properties or assets or (iii), if Stockholder is not a natural person, contravene or conflict with Stockholder’s certificate of incorporation and bylaws, trust agreement or other organizational documents, as applicable, in each case, except for any violation, breach, default, termination, modification, cancellation or acceleration described above which would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(f)           Absence of Litigation. There is no lawsuit, claim, complaint, action, formal investigation or proceeding before or by any Governmental Entity or arbitral tribunal pending or, to the knowledge of Stockholder, threatened against Stockholder that would reasonably be expected to, impair or delay the ability of Stockholder to perform timely its obligations under this Agreement or consummate timely the transactions contemplated by this Agreement.

(g)           Proxy. Except for this Agreement, or as contemplated by Section 2(b) and (c) hereof, none of the Stockholder’s Covered Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Covered Shares on the date hereof. Stockholder further represents that any proxies heretofore given in respect of the Covered Shares, if any, are revocable.

(h)           Finders and Brokers. Stockholder has not engaged or employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any advisory, broker’s or finder’s fee or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement.

(i)            Receipt; Reliance. Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

6.            Representations and Warranties of Parent and Merger Sub.

Parent and Merger Sub hereby represent and warrant to Stockholder as set forth below.

(a)           Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, where such concept is recognized, in good standing under the Laws of its respective jurisdiction of organization.

(b)           Authority. Each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate proceedings on the part of Parent are necessary to authorize the consummation of the transactions contemplated hereby and the performance of Parent’s or Merger Sub’s respective obligations under this Agreement.

(c)           Validity of Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of Stockholder, constitutes the legal, valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

(d)           No Conflict or Default. The execution, delivery and performance by Parent and Merger Sub of this Agreement do not, and, except as described in Section 5.3(a) of the Merger Agreement, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance with the provisions hereof will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under any material Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon Parent or Merger Sub or result in the creation of any Lien upon any of the properties, rights or assets of Parent or Merger Sub, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Parent Governing Documents or (iii) conflict with or violate any Laws applicable to Parent or Merger Sub or any of their respective properties or assets, other than in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

7.            Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the mutual written consent of Parent and Stockholder, (b) the Effective Time, (c) the entry by the Company without the prior written consent of Stockholder into any amendment, waiver or modification of the Merger Agreement that, in a manner adverse to Stockholder, changes the form or reduces the amount of the consideration to be paid for Stockholder’s Company Shares and (d) the termination of the Merger Agreement in accordance with Section 9.1 thereof. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that (i) nothing in this Agreement shall relieve any party from liability for any willful and material breach of this Agreement prior to its termination and (ii) this Section 7 and Section 10 (excluding Section 10(b)) shall survive any termination of this Agreement.

8.            No Limitation. Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company. Nothing in this Agreement shall be construed to prohibit Stockholder or any of Stockholder’s Representatives who is an officer or member of the board of directors of the Company from taking any action (or failure to act) in his or her capacity as an officer or member of the board of directors of the Company or from taking any action with respect to any Acquisition Proposal solely in their capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

9.             Miscellaneous.

(a)           Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and inure solely to the benefit of each party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(b)           Reasonable Efforts. On the terms and subject to the conditions of this Agreement, Stockholder agrees to execute and deliver such additional documents as Parent may reasonably request and use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, Stockholder shall execute and deliver to Parent and any of its designees any proxies, including with respect to Additional Owned Shares, reasonably requested by Parent with respect to Stockholder’s voting obligations under this Agreement.

(c)               No Assignment. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except that Parent or Merger Sub may transfer or assign, in whole or in part, its rights and obligations under this Agreement to any of its Affiliates; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party or due to Parent or Merger Sub.

(d)           Binding Successors. Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Shares, Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Stockholder and shall be binding upon any Person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of Law or otherwise, including Stockholder’s heirs, guardians, administrators, representatives or successors (except as contemplated in Section 3).

(e)           Modification or Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party or, in the case of a waiver, by each party against whom the waiver is to be effective.

(f)            Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), sent by a nationally recognized overnight courier service, such as United Parcel Service (notice deemed given on the next business day after deposit with such courier service), or by e-mail transmission (notice deemed give upon transmission if sent by e-mail transmission prior to 6:00 pm local time on a business day, or at 9:00 am local time on the next business day if sent by e-mail transmission after 6:00 pm local time on a business day or on a day that is not a business day) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder:

At the address and facsimile number set forth on Schedule 1 hereto.

with a copy to (which shall not constitute notice):

Kindred Biosciences, Inc.
Address:	1555 Bayshore Highway, Suite 200
Burlingame, California 94010
Attention:	Wendy Wee, Chief Financial Officer and Secretary

with a copy to (which shall not constitute notice):

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention:	Michael O’Bryan
Email:	MObryan@mofo.com

If to Parent or Merger Sub:

Elanco Animal Health Incorporated
Address:	2500 Innovation Way/P.O. Box 708,
Greenfield, Indiana 46140
Attention:	Aaron Schacht, Executive Vice President (Innovation Regulatory & Business Development)
General Counsel

with a copy to (which shall not constitute notice):

Knight Merger Sub, Inc.
c/o Elanco Animal Health Incorporated
Address:	2500 Innovation Way/P.O. Box 708,
Greenfield, Indiana 46140
Attention:	Aaron Schacht, Executive Vice President (Innovation Regulatory & Business Development)
General Counsel

with a copy to (which shall not constitute notice):

Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001-4956
Attention:	Catherine Dargan
Michael Riella
Email:	cdargan@cov.com
mriella@cov.com

(g)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(h)           Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). The parties further agree that (i) by seeking the remedies provided for in this Section 10(h), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10(h) are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10(h) shall require any party to institute any action or proceeding for (or limit any party’s right to institute any action or proceeding for) specific performance under this Section 10(h) prior or as a condition to exercising any termination right under Section 7 (and pursuing damages after such termination).

(i)             No Waiver. No failure or delay by any party in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

(j)            Governing Law. This Agreement shall be governed by, and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Law of the State of Delaware regardless of the Law that might otherwise govern under applicable principles of conflicts of laws thereof.

(k)           Jurisdiction. The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, and each of the parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) (the “Delaware Courts”) in any such suit, action or proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(f) shall be deemed effective service of process on such party.

(l)            Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)          Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to “dollars” or “$” are to United States of America dollars. References (i) to any Law shall be deemed to refer to such Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder, (ii) to any Person include the successors and permitted assigns of that Person, (iii) from or through any date mean, unless otherwise specified, from and including or through and including, respectively, and (iv) to the “date hereof” means the date of this Agreement. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(n)           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by email (in .pdf or .tiff format) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(o)           Expenses. Except as otherwise expressly provided in this Agreement, all direct and indirect costs and expenses incurred in connection with this Agreement shall be borne by the party incurring such expenses.

(p)           No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Parent and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Covered Shares, except as otherwise provided in this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be signed and delivered as of the date first written above.

Elanco Animal Health Incorporated

By:
Name:
Title:

Knight Merger Sub, Inc.

By:
Name:
Title:

[Signature Page to Support Agreement]

STOCKHOLDER

By:
Name:

[Signature Page to Support Agreement]

Schedule 1

DISCLOSED OWNED SECURITIES AND NOTICE ADDRESS

Name and Contact Information for Stockholder	Number of Company Shares Beneficially Owned	Additional Disclosed Owned Securities
[ ] [ ] Attention: [ ] Email: [ ]

EXHIBIT A

CONSENT OF SPOUSE

In consideration of the execution of that certain Support Agreement, (the “Support Agreement”), dated June 15, 2021, by and among [            ] (“Stockholder”), Elanco Animal Health Incorporated, an Indiana corporation (“Parent”), and Knight Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), I, the undersigned, spouse of [            ], have been given a copy of, and have had an opportunity to review, the Support Agreement and clearly understand the provisions contained therein.

I hereby approve the Support Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Support Agreement. I agree to be bound by and accept the provisions of the Support Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Shares (as defined in the Support Agreement) of the Company held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Support Agreement.

(Signature)

Name:
(Please Print)

Dated:	, 2021